UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

 August 6, 2018

WESTGATE ACQUISITIONS CORPORATION

(Exact name of registrant as specified in its charter)

                           Nevada

000-53084

           87-0639379

(State or other jurisdiction

 (Commission

  (IRS Employer

      of incorporation)

   File Number)

Identification No.)

3625 Cove Point Drive, Salt Lake City, Utah 84109

(Address of principal executive offices)

Registrant's telephone number, including area code: (801) 209-0740

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

FORM 8-K

Item 5.01  Changes in Control of Registrant

(a)

On August 6, 2018, there was a change in control of Westgate Acquisitions Corporation (the “Company”) effected pursuant to that certain Common Stock Purchase Agreement (the “Agreement”) by and among Geoffery Williams, representing the Selling Shareholders (collectively the “Sellers”), and G. Reed Petersen (the “Buyer”).  Mr. Williams is a director of the Company.  Under the Agreement, the Buyer acquired from Sellers (i) an aggregate of 5,484,000 shares of the Company’s issued and outstanding common stock, representing approximately 91.4% of the Company’s outstanding shares, and (ii) a certain outstanding Company issued Promissory Note and accrued interest in the sum of $266,681, for the aggregate cash purchase price of $115,000.00, which was paid at the closing of the Agreement.

Of the total purchase price, (i) Mr. Petersen provided $46,000.00 and received 3,250,000 of common stock, and (ii) Mr. Jeff Holmes provided $69,000.00 for the purchase of the Promissory Note and for 2,234,000 shares of common stock. The purchase price for the acquisition of the 5,484,000 shares and the Promissory Note was from personal funds contributed by Mr. Petersen and Mr. Holmes. Messrs. Petersen and Homes have represented that they will have sole voting and dispositive power over the acquired shares and that the shares were acquired for the purpose of obtaining control over the Company.  It is anticipated that the Buyer may nominate new directors at a later date.

(b)

The following table sets forth information, to the Company’s best knowledge as of August 6, 2018 and immediately following the closing of the Share Purchase Agreement, regarding each person known to own beneficially more than 5% of the Company’s outstanding common stock, each director, and all directors and executive officers of the company as a group.

Name and Address

Amount and Nature of

 Percent

of Beneficial Owner

Beneficial Ownership

of Class(1)

     5% Shareholders

G. Reed Petersen *

 3,250,000

      54.2%

Jeff Holmes *

2,234,000

      37.2%

     Officers and Directors

G. Reed Petersen *

3,250,000

      54.2%

All directors and officers

3,250,000

      54.2%

   as a group (1 person)

  * The address of each person depicted above is c/o 3625 Cove Point Drive, Salt Lake City,

  Utah 84109.

Note:

Unless otherwise indicated, we have been advised that each person above has sole voting power over the shares indicated above.

(1)

Based upon 6,000,000 shares of common stock outstanding on August 6, 2018.

Item 5.02

Departure of Directors or certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

In connection  with the closing of the Agreement and change in control of the Company, Geoff Williams resigned as a director, President and CEO, effective August 6, 2018, and Rachel Winn resigned as a director and Secretary, effective August 2, 2018.

Also in connection with the change in control, on August 2, 2018 the Board of Directors appointed G. Reed Petersen as a new director and President, CEO and Secretary, effective August 6, 2018. Mr. Petersen has been involved in developing real estate in the past. He has been the sole officer and director of several public companies over the last five years. He is currently the sole officer and director of Revival, a Nevada Corporation.  This company is a non-reporting company, and does not trade. He has made personal investments in other public companies over the years.

Cautionary Note About Forward-looking Statements

Statements contained in this current report which are not historical facts, may be considered "forward-looking statements," which term is defined by the Private Securities Litigation Reform Act of 1995.  Any “safe harbor under this Act does not apply to a “penny stock” issuer, which definition would include the Company.  Forward-looking statements are based on current expectations and the current economic environment.  We caution readers that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Westgate Acquisitions Corporation

Date:  August 17, 2018

By:     S/ G. REED PETERSEN

G. Reed Petersen

President

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